As filed with the Securities and Exchange Commission on August 13, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SOLVENTUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	92-2008841
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3M Center, Building 275-6W
2510 Conway Avenue East
Maplewood, MN 55144
(651) 733-1110
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Marcela Kirberger, Esq.
3M Center, Building 275-6W
2510 Conway Avenue East
Maplewood, MN 55144
(651) 733-1110
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Francesca L. Odell
Helena K. Grannis
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Common Stock
This prospectus relates to the proposed resale from time to time of up to 34,369,190 shares of common stock, par value $0.01 per share of Solventum Corporation (the “common stock”), by 3M Company (the “selling shareholder”).
The selling shareholder may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling shareholder may sell or dispose of its shares of the common stock.
Our common stock is listed on the New York Stock Exchange under the trading symbol “SOLV.” On August 12, 2025, the last reported sale price of our common stock was $72.09 per share.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission (“SEC’) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 13, 2025.

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. Neither we nor the selling shareholder have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or of any sale of our securities. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize, including the documents incorporated by reference herein or therein, before making your investment decision.
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with SEC using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this process, the selling shareholder named in this prospectus or in one or more supplements to this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time. Each time any selling shareholder not named in this prospectus (or in any supplement to this prospectus) sells shares of common stock under the registration statement of which this prospectus is a part, such selling shareholder must provide a copy of this prospectus and a prospectus supplement naming such selling shareholder as a selling shareholder, to a potential purchaser, as required by law.
We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus and any documents incorporated by reference.
The selling shareholder may offer and sell shares of our common stock directly to purchasers through agents selected by the selling shareholder, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of shares of our common stock. See “Plan of Distribution.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
Unless the context indicates otherwise, as used in this prospectus, the terms “Solventum,” “Company,” “we,” “our,” “ours” and “us” refer to Solventum Corporation and, where appropriate, its subsidiaries on a consolidated basis.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Solventum Corporation
Solventum is a leading global healthcare company developing, manufacturing and commercializing a broad portfolio of solutions that leverages deep material science, data science and digital capabilities to address critical customer and patient needs. We constantly seek to enable the improvement of standards of care and move healthcare forward with innovation powered by insights, clinical intelligence, technology and manufacturing expertise. Our 70+ year history of discovering and innovating advanced solutions has helped us solve our customers’ toughest challenges and become a trusted partner.
Our solutions are relied on every day within the global healthcare industry to deliver higher-quality patient care, more efficient processes and workflows and improved standards of safety and accuracy. Additionally, our products and services are present along a patient’s journey through prevention, diagnosis, treatment and recovery.
Our business possesses strong customer relationships, a broad, wide-ranging and well-known portfolio of brands, differentiated technology and manufacturing expertise. We serve a diverse customer base, ranging from multidisciplinary hospitals and local clinics/practices to biopharmaceutical manufacturers. Our long-tenured and collaborative customer relationships globally give us unique insights into their needs and preferences. These insights inform our innovation processes, drive stronger customer retention and create multiple avenues for further customer engagement.
On April 1, 2024, 3M Company completed the previously announced spin-off of Solventum (the “Spin-Off”).
Company Information
Solventum Corporation is a Delaware corporation. The address of Solventum’s principal executive offices is 3M Center, Building 275-6W, 2510 Conway Avenue East, Maplewood, Minnesota 55144. Its telephone number is (651) 733-1110. Solventum maintains an Internet website at www.solventum.com. This website and the information contained therein or connected thereto are not incorporated into this prospectus, or in any other filings with, or any information furnished or submitted to, the SEC. Reference to our website is made as an inactive textual reference.
The Solventum logo and other trademarks or service marks of Solventum appearing in this prospectus are the property of Solventum. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING
Common stock offered by the selling shareholder
Up to 34,369,190 shares of our common stock.
Use of proceeds
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling shareholder will receive all of the proceeds from the sale of shares of common stock hereunder.
Selling shareholder
3M Company
New York Stock Exchange symbol
Our common stock is listed on the New York Stock Exchange under the symbol “SOLV.”

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference, before making an investment decision. The risks described in these documents are not the only ones we face. The occurrence of any of the risks described in these documents or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could cause a material adverse effect on our business, results of operations, financial condition and liquidity. In addition, many of the risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them could in turn cause the emergence, or exacerbate the effect, of others. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described in the documents described above. See “Special Note Regarding Forward-Looking Statements.”
Risk Related to the Offering
Future sales, or the perception of future sales, by the Company or its stockholders in the public market could cause the market price of our common stock to decline. The selling shareholder currently owns 34,369,190 shares of our common stock. We are registering all of such shares on a registration statement on Form S-3, of which this prospectus forms a part, under the terms of the Stockholder and Registration Rights Agreement, dated March 31, 2024 (the “Registration Rights Agreement”) between us and the selling shareholder. The sale of such shares in one or more offerings or any other future sales may also cause our stock price to decline.
Any sales of substantial amounts of our common stock in the public market or the perception that such sales might occur, in connection with an offering made pursuant to this prospectus or otherwise, may cause the market price of our common stock to decline. Upon completion of any offering made pursuant to this prospectus, we will continue to have an aggregate of approximately 139 million shares of our common stock issued and outstanding. Shares will generally be freely tradeable without restriction or further registration under the Securities Act, except for shares owned by one of our “affiliates,” as that term is defined in Rule 405 under the Securities Act. Shares held by “affiliates” may be sold in the public market if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act. Further, on April 1, 2024, we filed a registration statement on Form S-8 registering an aggregate of 19,000,000 shares of common stock underlying equity awards we have made and will make to our employees and certain other qualifying individuals. We also plan to issue additional stock-based awards, including annual awards, new hire awards and periodic retention awards, as applicable, to our directors, officers, and other employees under our employee benefits plans as part of our ongoing equity compensation program. If equity securities granted under our long-term incentive plans are sold or it is perceived that they will be sold in the public market, the trading price of our common stock could decline substantially.
The selling shareholder currently owns 34,369,190 shares of our common stock. We are a party to the Registration Rights Agreement with the selling shareholder, pursuant to which we agreed, upon request of selling shareholder, to use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock that it retains. We are filing the registration statement on Form S-3 of which this prospectus forms a part to register all of the 34,369,190 shares of our common stock that are held by the selling shareholder. Sales by the selling shareholder or others of a substantial number of shares after the distribution, or a perception that such sales could occur, could significantly reduce the market price of our common stock. Any disposition by the selling shareholder of our common stock, or the perception that such dispositions could occur, could adversely affect prevailing market prices for our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain or incorporate by reference statements that relate to future events and expectations and, as such, constitute forward-looking statements that involve risk and uncertainties. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Solventum’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth and cash flows) and statements regarding Solventum’s strategy for growth, future product development, regulatory clearances and approvals, competitive position and expenditures. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Although Solventum believes that the expectations reflected in any forward-looking statements it makes are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to:
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the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises and other events beyond Solventum’s control;

•	operational execution risks;
•	damage to our reputation or our brands;
•	risks from acquisitions, strategic alliances, divestitures and other strategic events, including the divestiture of our Purification and Filtration business;
•	Solventum’s business dealings involving third-party partners in various markets;
•	Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings;
•	exposure to interest rate and currency risks;
•	the highly competitive environment in which Solventum operates and consolidation in the healthcare industry;
•	reduction in customers’ research budgets or government funding;
•	the timing and market acceptance of Solventum’s new product and service offerings;
•	ongoing working relationships with certain key healthcare professionals;
•	changes in reimbursement practices of governments or private payers or other cost containment measures;
•	Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions and disruptive factors;
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legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, Foreign Corrupt Practices Act and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, tax laws and other laws and regulations in the United States and other countries in which Solventum operates;

•	potential liabilities related to a broad group of perfluoroalkyl and polyfluoroalkyl substances, collectively known as “PFAS”;
•	risks related to the highly regulated environment in which Solventum operates;
•	risks associated with product liability claims;
•	climate change and measures to address climate change;
•	security breaches and other disruptions to information technology infrastructure;

•	Solventum’s failure to obtain, maintain, protect, or effectively enforce its intellectual property rights;
•	pension and postretirement obligation liabilities;
•	any failure by the selling shareholder to perform any of its obligations under the various separation agreements in connection with the Spin-Off;
•	any failure to realize the expected benefits of the Spin-Off;
•	a determination by the U.S. Internal Revenue Service or other tax authorities that the Spin-Off or certain related transactions should be treated as taxable transactions;
•	financing transactions undertaken in connection with the Spin-Off and risks associated with additional indebtedness;
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the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Spin-Off will exceed Solventum’s estimates;

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the impact of the Spin-Off on its businesses and the risk that the Spin-Off related transactions may be more difficult, time-consuming or costly than expected, including the impact on its resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties; and

•	the impact of a significant number of shares of our common stock that may be sold by the selling shareholder.
Other potential risk factors include the factors discussed in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. In addition, there may be other factors that may cause our actual results to differ materially from the forward-looking statements.
All forward-looking statements attributable to us apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as may be required by law, we undertake no obligation to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS
All the shares of common stock to be sold pursuant to this prospectus will be sold by the selling shareholder. We will not receive any of the proceeds from such sales. The selling shareholder will pay all applicable underwriting discounts, selling commissions and transfer taxes, if any, and any other expenses incurred by the selling shareholder in respect of the sale of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration statement of which this prospectus forms a part, including, without limitation, all registration fees, listing fees of the New York Stock Exchange, reasonable fees and expenses of one legal counsel engaged by the selling shareholder and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK
A description of the material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and it is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.
General
Solventum’s authorized capital stock consists of 750,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock without par value. Solventum’s Board of Directors may establish the rights and preferences of the preferred stock from time to time.
Voting Rights
Each holder of Solventum’s common stock is entitled to one vote per share on all matters to be voted upon by the shareholders.
Dividends
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Solventum common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by Solventum’s Board of Directors out of funds legally available for that purpose.
Rights Upon Liquidation
In the event of Solventum’s liquidation, dissolution or winding up, the holders of Solventum common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Preemptive or Conversion Rights
The holders of Solventum common stock have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to Solventum common stock.
Preferred Stock
Solventum’s Board of Directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the designations, powers, rights, preferences, qualifications, limitations and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until Solventum’s Board of Directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:
•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control of Solventum without further action by the shareholders.

Anti-Takeover Effects of Governance Provisions
Some provisions of Delaware law and Solventum’s amended and restated certificate of incorporation and amended and restated bylaws, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Solventum to first negotiate with Solventum’s Board of Directors. Solventum believes that these provisions will give its Board of Directors the flexibility to exercise its fiduciary duties in a manner consistent with the interests of its shareholders.
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Classified Board. Solventum’s amended and restated certificate of incorporation provides that, until the annual shareholder meeting in 2028, Solventum’s Board of Directors will be divided into three classes, with each class consisting, as nearly as reasonably possible, of one-third of the total number of directors. The first term of office for the Class I directors expired at the 2025 annual meeting of shareholders. The first term of office for the Class II directors will expire at the 2026 annual meeting of shareholders. The first term of office for the Class III directors will expire at the 2027 annual meeting of shareholders. At the 2025 annual meeting of shareholders, the Class I directors were elected for a term of office to expire at the 2028 annual meeting of shareholders. At the 2026 annual meeting of shareholders, the Class II directors will be elected for a term of office to expire at the 2028 annual meeting of shareholders. At the 2027 annual meeting of shareholders, the Class III directors will be elected for a term of office to expire at the 2028 annual meeting of shareholders. Commencing with the 2028 annual meeting of shareholders, all directors will be elected annually and for a term of office to expire at the next annual meeting of shareholders, and Solventum’s Board of Directors will thereafter no longer be divided into classes. Before Solventum’s Board of Directors is declassified, it would take at least two annual shareholders meetings to occur for any individual or group to gain control of Solventum’s Board of Directors. Accordingly, while the Board of Directors is divided into classes, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to control Solventum.

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Removal and Vacancies. Solventum’s amended and restated certificate of incorporation and bylaws provide that (i) until the 2028 annual meeting of shareholders (or such other time as Solventum’s Board of Directors is no longer classified under the Delaware General Corporation Law (“DGCL”)), Solventum shareholders may remove directors only for cause; and (ii) from and including the 2028 annual meeting of shareholders (or such other time as Solventum’s Board of Directors is no longer classified under the DGCL), Solventum shareholders may remove directors with or without cause. Removal requires the affirmative vote of holders of at least a majority of the voting power of Solventum stock outstanding and entitled to vote on such removal. Vacancies occurring on Solventum’s Board of Directors, whether due to death, resignation, removal, retirement, disqualification or for any other reason, and newly created directorships resulting from an increase in the authorized number of directors, shall be filled solely by a majority of the remaining members of Solventum’s Board of Directors or by a sole remaining director.

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Shareholder Meetings. Under Solventum’s amended and restated bylaws, only (x) Solventum’s Board of Directors or (y) with the concurrence of a majority of Solventum’s Board of Directors, the chairman of Solventum’s Board of Directors, the chief executive officer or the secretary is allowed to call special meetings of shareholders. Solventum’s shareholders shall not be entitled to call special meetings of shareholders.

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Requirements for Advance Notification of Shareholder Nominations and Proposals. Solventum’s amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of Solventum’s Board of Directors or a committee thereof.

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Delaware Law. Solventum is subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless the “business combination” or the transaction in which the person became an interested shareholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested shareholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by Solventum’s Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of Solventum common stock held by shareholders.
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Elimination of Shareholder Action by Written Consent. Solventum’s amended and restated certificate of incorporation eliminates the right of shareholders to act by written consent without a meeting. Shareholder action must therefore take place at an annual meeting or at a special meeting of Solventum’s shareholders.

•	No Cumulative Voting. Solventum’s amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.
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Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for Solventum’s Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Solventum. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Solventum.

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Amendments to Bylaws. Solventum’s amended and restated certificate of incorporation and amended and restated bylaws provide that Solventum’s Board of Directors will have the authority to amend and repeal Solventum’s amended and restated bylaws without a shareholder vote.

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Exclusive Forum. Solventum’s amended and restated certificate of incorporation provides that, unless Solventum (through approval of Solventum’s Board of Directors) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Solventum; (2) any action or proceeding asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of Solventum to Solventum or Solventum’s shareholders, including any claim alleging aiding and abetting of such a breach of fiduciary duty; (3) any action or proceeding asserting a claim against Solventum or any current or former director or officer or other employee of Solventum arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or Solventum’s amended and restated certificate of incorporation or amended and restated bylaws (as either may be amended from time to time); (4) any action or proceeding asserting a claim related to or involving Solventum or any current or former director or officer or other employee of Solventum governed by the internal affairs doctrine; or (5) any action or proceeding as to which the DGCL (as it may be amended from time to time) confers jurisdiction on the Court of Chancery of the State of Delaware. If, and only if, the Court of Chancery of the State of Delaware dismisses any such action or proceeding for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Solventum’s amended and restated certificate of incorporation further provides that, unless Solventum (through approval of Solventum’s Board of Directors) consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act. The exclusive forum provisions are applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. There is, however, uncertainty as to whether a court would enforce the exclusive forum provisions, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although Solventum believes the exclusive forum provisions benefit it by providing increased consistency in the application of law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against Solventum’s directors and officers.

Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC.
New York Stock Exchange Listing
Our common stock is listed on the New York Stock Exchange under the symbol “SOLV.”

SELLING SHAREHOLDER
We have prepared this prospectus to allow the selling shareholder to offer and sell from time to time up to 34,369,190 shares of our common stock for their own account. We are registering the offer and sale of the shares beneficially owned by the selling shareholder to satisfy certain registration obligations that we granted the selling shareholder in connection with the Spin-Off. Pursuant to the Registration Rights Agreement we entered into in connection with the Spin-Off, we have agreed to use our reasonable best efforts to keep the registration statement, of which this prospectus forms a part, effective and usable until August 13, 2027, which is the 24-month anniversary of the effective date of this registration statement on Form S-3 (the “Effective Date”), or such earlier time as the date that all shares covered by this registration statement have been sold hereunder or otherwise. In addition, the Company may be obligated to file additional registration statements at the request of the selling shareholder under the circumstances specified in the Registration Rights Agreement.
The following table sets forth certain information with respect to the selling shareholder, including (i) the name of the selling shareholder; (ii) the number of shares beneficially owned by the selling shareholder prior to this offering; (iii) the number of shares that may be offered under this prospectus by the selling shareholder; and (iv) the number of shares of our common stock beneficially owned by the selling shareholder after completion of this offering, assuming all of the shares covered hereby are sold. The selling shareholder may sell some, all or none of its shares of common stock covered by this prospectus. We do not know how long the selling shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any shares, except as described herein. The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus the selling shareholder will own in the future. Prior to the Spin-Off, Solventum was a wholly owned subsidiary of the selling shareholder. The selling shareholder has not otherwise held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of its ownership of the shares or our other securities.
Beneficial ownership of the selling shareholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 173,387,798 shares of common stock outstanding as of July 31, 2025.
The shares of our common stock held by the selling shareholder reflected in the table below may be sold by the selling shareholder, or a different selling shareholder named in any prospectus supplement, as applicable, in one or more offerings described in this prospectus and any applicable prospectus supplement. Information about the selling shareholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Shareholder	Beneficial Ownership Prior to This Offering			Number of Shares of Common Stock Being Offered	Beneficial Ownership After This Offering
	Shares of Common Stock	% of Total Voting Power Before This Offering	Percent of Class		Shares of Common Stock	% of Total Voting Power After This Offering	Percent of Class
3M Company(1)	34,369,190	—%	19.82%	34,369,190	—	—%	—%

(1)
Share and beneficial ownership information for 3M Company is based on a Schedule 13G filed with the SEC on November 14, 2024. 3M Company is a Delaware incorporated company. Pursuant to the Registration Rights Agreement, 3M Company granted to Solventum a proxy to vote the shares of Solventum common stock owned by 3M Company in proportion to the votes cast by Solventum’s other shareholders. As a result, 3M Company does not exercise voting power over any of the shares of Solventum common stock that it beneficially owns. However, 3M Company retains sole dispositive power over 34,369,190 shares of our common stock. 3M Company’s registered address is 3M Center, St. Paul, MN 55144.

PLAN OF DISTRIBUTION
We are registering the shares of common stock held by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the shares of common stock.
The selling shareholder of the common stock may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the common stock or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling the securities offered pursuant to this prospectus:
•	on any national securities exchange on which our shares of common stock may be listed at the time of sale, including the New York Stock Exchange (including through “at the market” offerings);
•	in the over-the-counter market;
•	in privately negotiated transactions;
•
in a block trade in which a broker-dealer may attempt to sell a block of shares of common stock as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the shares of common stock;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;
•	directly to one or more purchasers;
•	through agents;
•	through underwriters or dealers;
•	through a combination of any of these methods of sale; or
•	any other method permitted pursuant to applicable law.
The selling shareholder may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers, agents, or direct purchasers and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by the selling shareholder from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation; and
•	any discounts or concessions allowed or reallowed or paid to dealers.
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We and the selling shareholder have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this registration statement of which this prospectus forms a part effective and usable until the earlier of August 13, 2027, which is the 24-month anniversary of the Effective Date, or such earlier time as the date that all shares covered by this registration statement have been sold hereunder or otherwise. In addition, the Company may be obligated to file additional registration statements at the request of the selling shareholder under the circumstances specified in the Registration Rights Agreement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon the validity of the shares of common stock offered by this prospectus. Additional legal matters may be passed upon for the selling shareholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at www.solventum.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.solventum.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are “incorporating by reference” certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, or any subsequently filed document deemed incorporated by reference. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed on May 9, 2025 and August 8, 2025, respectively;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A related to our 2025 annual meeting of shareholders, filed with the SEC on March 21, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on February 27, 2025 (pursuant to Item 1.01 and 9.01), May 2, 2025, June 25, 2025 and August 13, 2025; and
•
the description of our common stock contained in Exhibit 99.1 to our registration statement on Form 10-12B, initially filed with the SEC on February 20, 2024, as the description therein has been updated and superseded by the description of our common stock contained in Exhibit 99.1 to our Current Report on Form 8-K, filed on March 13, 2024.

Any future filings Solventum makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. See “Where You Can Find More Information” for details on how you can obtain any of the documents we incorporate by reference or refer to in this prospectus through our website or from the SEC.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$380,016.08
Financial Industry Regulatory Authority filing fee	225,500
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

*	Fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
Solventum Corporation is incorporated under the laws of the State of Delaware.
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and losses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and losses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.
Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions; or (4) for any transaction from which the director derived an improper personal benefit.
Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.
Our amended and restated certificate of incorporation contains provisions eliminating the personal liability of our directors and officers for monetary damages to the extent permitted under the DGCL. Under the DGCL, the personal liability of a director or officer for monetary damages resulting from a breach of fiduciary duty may be eliminated except in circumstances involving:
•	a breach of the duty of loyalty;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
•	a director under Section 174 of the DGCL (unlawful dividends);
•	any transaction from which the director or officer derives an improper personal benefit; or
•	an officer in any action by or in the right of the corporation.
Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Directors’ and Officers’ Liability Insurance
We have directors’ and officers’ liability insurance that insures against certain expenses, liabilities and losses that our directors and officers and the directors and officers of our subsidiaries may, in such capacities, incur.
Any underwriting agreement may provide for indemnification by the underwriters of Solventum and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
2.1	Separation and Distribution Agreement, dated as of March 31, 2024, by and between Solventum Corporation and 3M Company (incorporated by reference from Solventum’s Form 8-K, filed April 4, 2024)
3.1	Amended and Restated Certificate of Incorporation of Solventum Corporation (incorporated by reference from Solventum’s Form 8-K, filed April 4, 2024)
3.2	Amended and Restated Bylaws of Solventum Corporation (incorporated by reference from Solventum’s Form 8-K, filed September 26, 2024)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP
10.1
Stockholder and Registration Rights Agreement, dated as of March 31, 2024, by and between 3M Company and Solventum Corporation (incorporated by reference from Solventum’s Form 8-K, filed April 4, 2024)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see signature pages)
107	Filing Fee Table

*	To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maplewood, State of Minnesota, on August 13, 2025.

SOLVENTUM CORPORATION

Date: August 13, 2025	By:	/s/ Wayde McMillan
Wayde McMillan
Chief Financial Officer

Each of the undersigned officers and directors of Solventum Corporation hereby severally constitutes and appoints Wayde McMillan and Marcela Kirberger, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on August 13, 2025 by the following persons in the capacities indicated.

Signature	Title

/s/ Bryan Hanson	Chief Executive Officer and Director (Principal Executive Officer)
Bryan Hanson

/s/ Wayde McMillan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Wayde McMillan

/s/ Mary Wilcox	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
Mary Wilcox

/s/ Carrie S. Cox	Chair of the Board of Directors
Carrie S. Cox

/s/ Carlos Albán	Director
Carlos Albán

/s/ Susan D. DeVore	Director
Susan D. DeVore

/s/ Shirley Edwards	Director
Shirley Edwards

/s/ Glenn A. Eisenberg	Director
Glenn A. Eisenberg

Signature	Title

/s/ Dr. Bernard A. Harris Jr.	Director
Dr. Bernard A. Harris Jr.

/s/ Karen J. May	Director
Karen J. May

/s/ Elizabeth A. Mily	Director
Elizabeth A. Mily

/s/ John H. Weiland	Director
John H. Weiland

/s/ Amy A. Wendall	Director
Amy A. Wendall

/s/ Darryl L. Wilson	Director
Darryl L. Wilson